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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                       Date of Report: January 18, 2000


                     Fresenius Medical Care Holdings, Inc.
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              (Exact name of registrant as specified in charter)


                                   New York
                                   --------
                (State or other jurisdiction of incorporation)


                1-3720                              13-3461988
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       (Commission File Number         (IRS Employer Identification No.)


  Two Ledgemont Center, 95 Hayden Avenue,   Lexington, Massachusetts    02420
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  (Address or principal executive offices)                         (Zip Code)

     Registrant's telephone number, including area codes: (781) 402-9000


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

OIG INVESTIGATION

     Since 1995, National Medical Care, Inc. ("NMC"), a subsidiary of Fresenius Medical Care Holdings, Inc. (the "Company"), and certain of NMC's subsidiaries have been the subject of criminal and civil investigations (the "OIG Investigation") by the Office of Inspector General ("OIG") of the United States Department of Health and Human Services, the United States Attorney for the District of Massachusetts (the "U.S. Attorney's Office") and other government authorities concerning possible violations of federal laws, including the anti-kickback statutes and the False Claims Act.

     On January 18, 2000, the Company, NMC and certain affiliated companies executed definitive agreements (the "Settlement Agreements") with the United States Government (the "Government") to resolve (i) the matters covered in the OIG Investigation and (ii) NMC's claims with respect to approximately $153.5 million of outstanding Medicare receivables for nutrition therapy rendered on and before December 31, 1999 (collectively, the "Settlement"). The Settlement is subject to court approval, which is expected to be granted.

     Under the Settlement Agreements, the net Settlement payment to the Government is approximately $427.1 million (the "Net Settlement Amount"). The Net Settlement Amount is comprised of (i) an initial payment to the Government of approximately $286.4 million which will be paid immediately after court approval of the Settlement and dismissal of certain legal actions, (ii) additional installment payments over the next eighteen months totaling approximately $186.3 million and (iii) payments previously made to the Government under the voluntary disclosure program totaling approximately $13.6 million, less installment payments by the Government to the Company over the next eighteen months totaling approximately $59.2 million for the above-mentioned receivables claims (which shall bear interest on unpaid amounts at 7.5% per annum). Interest on the Company's installment payments will accrue at a rate equal to the 52-week treasury bill interest rate at the time of court approval of the Settlement on $51.2 million of the installment payments and at 7.5% annually on the balance of the installment payments, until paid in full. As security for its obligations under the Settlement Agreements, the Company amended the $150 million Letter of Credit that was issued to the Government in 1996 to increase the amount available for drawing under the Letter of Credit to approximately $189.6 million. The maximum drawing amount will be reduced over time consistent with the Company's installment principal payments to the Government.

     The Company's net cash outflow resulting from the Settlement Agreements is anticipated to be approximately $265.5 million. This amount reflects the anticipated receipt of the receivables payment from the Government, the tax benefit of the special charge discussed below and the payment terms of the Net Settlement Amount. The cash savings of the tax benefit are expected to be realized over the next eighteen months.

     The Company believes that it will have sufficient cash flows from continued operations and borrowing capacity under its senior credit facility to pay the Net Settlement Amount. The Company also believes that following such payments, it will continue to have sufficient funds available for both its day-to-day operations and its anticipated growth.

     In anticipation of the Settlement, the Company previously recorded a special pre-tax charge against its consolidated earnings for the three month period ended September 30, 1999 totaling $590 million ($412 million after tax). An additional charge to earnings of approximately $11 million was recorded in the three month period ended December 31, 1999 to reflect the reduction in payments from the Government for the resolution of the receivables claims discussed above. These charges will cover the payment of the
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Net Settlement Amount, a $94.3 million write-off of the remaining receivables described above, and other related costs.

     After giving effect to the special charge, the Company remained in compliance with the financial covenants in its senior credit facility. In December 1999, the Company and the lenders under the Company's senior credit facility amended certain covenants in the senior credit facility to accommodate the Company's obligations under the Settlement Agreements and to enable the Company to continue in compliance with the covenants upon consummation of the Settlement.

     The OIG Investigation covered the following areas: (a) NMC's dialysis services business, principally relating to its Medical Director contracts and compensation; (b) NMC's treatment of credit balances resulting from overpayments received under the Medicare, Medicaid, TriCare and other Government and commercial payors, NMC's billing for home dialysis services, and its payment of supplemental medical insurance premiums on behalf of indigent patients; (c) Lifechem, Inc.'s laboratory business, including testing procedures, marketing, customer relationships, competition, overpayments that were received by Lifechem, Inc. from the Medicare program , a 1997 review of dialysis facilities' standing orders, and the provision of discounts on products from NMC's products division, grants, equipment and entertainment to Lifechem, Inc.'s customers; (d) NMC Homecare, Inc.'s intradialytic parenteral nutrition therapy ("IDPN") business and, in particular, information concerning IDPN utilization, documentation of claims and billing practices including various services, equipment and supplies and payments made to third parties as compensation for administering IDPN therapy; and (e) billing for certain doppler flow and bio-impedance analysis tests performed in clinical studies.

     As a result of the Settlement, NMC's subsidiaries, Lifechem, Inc., NMC Homecare, Inc. and NMC Medical Products, Inc. will plead guilty to certain violations of federal law. The plea agreements impose a total of approximately $101.2 million in federal criminal fines, which is included in the Net Settlement Amount. As a consequence of their guilty pleas, these subsidiaries will be excluded from further participation in federally-funded health care programs, including Medicare, Medicaid and TriCare. The Company believes that these exclusions will not materially interrupt its provision of, or receipt of payment for, the products and services formerly provided by the excluded subsidiaries because the Company intends to continue to provide such products and services through other subsidiaries which are qualified to participate in federal health care programs.

     With the exception of the three above-mentioned guilty pleas, the Company has been advised that the Government has declined criminal prosecution of the Company, its parent, and subsidiaries, with respect to all aspects of the OIG Investigation and that there is no pending federal criminal investigation of the Company. Further, with respect to the Settlement, the Government has released the Company from civil liability for all conduct described in the Settlement Agreements and has advised the Company that, with the limited exception referenced below, the Government has no current investigation and no intention of initiating an investigation in connection with any conduct that has been the subject of the OIG Investigation. The continued effectiveness of the releases described above is subject to the Company's satisfaction of all payment obligations under the Settlement Agreements. There have been allegations recently raised by private parties against the Company, most of which have been previously investigated by the Government in the course of the OIG Investigation and resolved without a finding of liability against the Company. While there can be no assurance, the Company currently believes that the resolution of such allegations will not have a material adverse impact on the Company's business, financial condition or results of operations.

     Each of the qui tam or "whistleblower" actions relating to the issues raised by the OIG Investigation will be dismissed as a result of the Settlement, with the exception of a portion of the qui tam filed in the United States District Court for the Middle District of Tennessee on December 15, 1994, transferred to the United States District Court for the District of Massachusetts in 1995, and disclosed to the Company in September 1999. The portion of this qui tam action that will not be dismissed as a result of the Settlement alleges, among other things, that the Company and the Company's parent Fresenius Medical

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Care AG violated the Medicare and Medicaid Anti-Kickback Statute by providing discounted hemodialysis products to induce the purchase of laboratory services. In the Settlement Agreements, the Government has declined to continue to pursue further the investigation or prosecution of these allegations. While the dismissal of this portion of this qui tam action was offered to the Company by the Government and the current and former Company employees who filed this qui tam action (the "relators") in connection with the Settlement, such dismissal was conditioned on a full release by the Company of all Company claims against the relators. The Company is unwilling to release its claims against the relators. While there can be no assurance, the Company currently believes that the resolution of these remaining allegations will not have a material adverse impact on the Company's business, financial condition or results of operations.

       Whistleblower actions are filed under seal as a matter of law in the first instance, thereby preventing disclosure to the Company and to the public except by court order. The Company or certain of its subsidiaries may be the subject of other "whistleblower" actions not yet known to the Company or which have not yet been unsealed.

       The Settlement does not extend to any current or former employees of NMC or its subsidiaries who have been, or may be, indicted in connection with the OIG Investigation.

       In connection with the Settlement, the Company entered into a Corporate Integrity Agreement dated January 18, 2000 with the OIG (see Exhibit 10.1 attached to this Current Report on Form 8-K). During the eight-year term of this agreement, the Company is required, among other things, to staff and maintain a comprehensive compliance program. This program must include a written code of conduct, compliance training programs, compliance policies and procedures relating to the areas covered by the OIG Investigation, screening of employees and others for eligibility to participate in federal health care programs, annual audits by an independent review organization, a confidential disclosure program and periodic reporting to the OIG. The Corporate Integrity Agreement provides for stipulated penalties of up to $2,500 per day for each day during which the Company fails to satisfy its obligations under the agreement. The Corporate Integrity Agreement permits the OIG to exclude the Company and its subsidiaries from participation in federal health care programs in the event of a material breach of the agreement that is not rectified by the Company within thirty days after the Company receives written notice of the breach. NMC derives over 60% of its consolidated revenues from Federal health care benefit programs. Consequently, a material breach by the Company of the Corporate Integrity Agreement that results in the exclusion of the Company or its subsidiaries from continued participation in such programs would have a material adverse effect on the Company's business, financial condition and results of operations.

       The foregoing discussion of the Settlement, the Settlement Agreements and the plea agreements is qualified in its entirety by reference to the full text of the Settlement Agreements and the plea agreements attached as Exhibits
10.1 through 10.9 to this Current Report on Form 8-K.

       This document contains certain forward-looking statements that are subject to various risks and uncertainties. Actual results could differ materially from those contained in these forward-looking statements due to certain factors including, without limitation, changes in business, economic and competitive conditions, regulatory reforms, uncertainties in litigation or investigative proceedings, the failure to realize anticipated tax deductions, and the availability of financing. These and other risks and uncertainties, which are more fully described in the Company's reports filed from time to time with the Commission, could cause the Company's actual results to differ materially from the results that have been or may be projected by or on behalf of the Company.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

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     Exhibit 10.1   Corporate Integrity Agreement dated January 18, 2000 between the Company and Office of the Inspector General of the Department of Health and Human Services

     Exhibit 10.2 Settlement Agreement and Release dated January 18, 2000 by and among United States of America, Lifechem, Inc., NMC Medical Products, Inc., National Medical Care, Inc., the Company and Jay A. Buford, Russell J. Davis and William L. Schoff

     Exhibit 10.3 Settlement Agreement and Release dated January 18, 2000 by and among United States of America, NMC Homecare, Inc., National Medical Care, Inc., the Company Ven-A-Care of the Florida Keys, Inc. and Dana R. Austin

     Exhibit 10.4 Settlement Agreement and Release dated January 18, 2000 by and among United States of America, Clinical Diagnostic Systems, Inc., NMC Diagnostic Services, Inc., Bio-Medical Applications Management Company, Inc., National Medical Care, Inc. and the Company

     Exhibit 10.5 Settlement Agreement and Release dated January 18, 2000 by and among United States of America, National Medical Care, Inc., the Company, Gregory S. Price and Richard Bradford

     Exhibit 10.6 Plea Agreement dated January 13, 2000 by and among Lifechem, Inc., the United States Department of Justice and the United States Attorney for the District of Massachusetts.

     Exhibit 10.7 Plea Agreement dated January 13, 2000 by and among NMC Medical Products, Inc., the United States Department of Justice and the United States Attorney for the District of Massachusetts.

     Exhibit 10.8 Plea Agreement dated January 13, 2000 by and among NMC Homecare, Inc., the United States Department of Justice and the United States Attorney for the District of Massachusetts.

     Exhibit 10.9 Letter Agreement dated January 17, 2000 by and among the Company, the United States Department of Justice and the United States Attorney for the District of Massachusetts

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FRESENIUS MEDICAL CARE HOLDINGS, INC.

Date: January 21, 2000             By:  /s/ Jerry A. Schneider
                                        ---------------------------
                                        Jerry A. Schneider
                                        Chief Financial Officer

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                               INDEX TO EXHIBITS


EXHIBIT NUMBER             DESCRIPTION


   Exhibit 10.1 Corporate Integrity Agreement dated January 18, 2000 between the Company and Office of the Inspector General of the Department of Health and Human Services

   Exhibit 10.2 Settlement Agreement and Release dated January 18, 2000 by and among United States of America, Lifechem, Inc., NMC Medical Products, Inc., National Medical Care, Inc., the Company and Jay A. Buford, Russell J. Davis and William L. Schoff

   Exhibit 10.3 Settlement Agreement and Release dated January 18, 2000 by and among United States of America, NMC Homecare, Inc., National Medical Care, Inc., the Company Ven-A-Care of the Florida Keys, Inc. and Dana R. Austin

   Exhibit 10.4 Settlement Agreement and Release dated January 18, 2000 by and among United States of America, Clinical Diagnostic Systems, Inc., NMC Diagnostic Services, Inc., Bio-Medical Applications Management Company, Inc., National Medical Care, Inc. and the Company

   Exhibit 10.5 Settlement Agreement and Release dated January 18, 2000 by and among United States of America, National Medical Care, Inc., the Company, Gregory S. Price and Richard Bradford

   Exhibit 10.6 Plea Agreement dated January 13, 2000 by and among Lifechem, Inc., the United States Department of Justice and the United States Attorney for the District of Massachusetts.

   Exhibit 10.7 Plea Agreement dated January 13, 2000 by and among NMC Medical Products, Inc., the United States Department of Justice and the United States Attorney for the District of Massachusetts.

   Exhibit 10.8 Plea Agreement dated January 13, 2000 by and among NMC Homecare, Inc., the United States Department of Justice and the United States Attorney for the District of Massachusetts.

   Exhibit 10.9 Letter Agreement dated January 17, 2000 by and among the Company, the Untied States Department of Justice and the United States Attorney for the District of Massachusetts